Exhibit 31.4

Certification of Principal Financial Officer
Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
and Securities and Exchange Commission Release 34-46427

I, David C. Carlson, certify that:

1.     I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of OrangeHook, Inc. for the year ended December 31, 2016; and

2.     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 26, 2017	/s/ David C. Carlson
David C. Carlson Chief Financial Officer